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                                                                    EXHIBIT 11.1

                           ONYX ACCEPTANCE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE

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
                                                        Three Months Ended
                                                             March 31,
                                                    --------------------------
                                                       1997            1996
                                                    ----------      ----------
PRIMARY:
Net Income (loss)                                   $  612,444      $3,199,758
                                                    ==========      ==========
Shares as adjusted:
Weighted average common shares outstanding           5,962,174       3,079,050

Incremental shares from outstanding
stock options and warrants as determined under
the treasury stock method                              390,059         618,474
                                                    ----------      ----------
Shares as adjusted                                   6,353,233       3,697,524
                                                    ==========      ==========
Net income (loss) per share                         $     0.10      $     0.87
                                                    ==========      ==========
FULLY DILUTED: Net Income (loss)                    $  612,444      $3,199,758
                                                    ==========      ==========
  Shares as adjusted:
Weighted average common shares
outstanding                                          5,962,174       3,079,050
Incremental shares from outstanding
stock options as determined under
the treasury stock method                              390,059         618,474
                                                    ----------      ----------
Shares as adjusted                                   6,352,233       3,697,524
                                                    ==========      ==========
Net income (loss) per share                         $     0.10      $     0.87
                                                    ==========      ==========
ONYX ACCEPTANCE CORPORATION
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